 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 16, 2011, relating to the consolidated financial statements of Harleysville Savings Financial Corporation appearing in the Annual Report on Form 10-K of Harleysville Savings Financial Corporation for the year ended September 30, 2011.

                                   /s/ ParenteBeard LLC

ParenteBeard LLC
Allentown, Pennsylvania
December 21, 2011